Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION OF MAGELLAN PETROLEUM CORPORATION
Introduction
On August 2, 2016, Magellan Petroleum Corporation, a Delaware corporation (“Magellan”), Tellurian Investments Inc., a Delaware corporation (“Tellurian”), and River Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Magellan (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, each outstanding share of common stock, par value $0.001 per share, of Tellurian will be exchanged for 1.300 shares of common stock, par value $0.010 per share, of Magellan, and Merger Sub will merge with and into Tellurian (the “Merger”), with Tellurian continuing as the surviving corporation and a direct wholly owned subsidiary of Magellan. Following these actions, approximately 95.4% of the combined company’s common stock will be owned by Tellurian. Upon closing, there will be an aggregate of approximately 139.2 million shares of the combined company’s common stock outstanding.
The Merger Agreement and the Merger have been approved by the board of directors of Magellan and the board of directors of Tellurian. Stockholders of Magellan and Tellurian will be asked to vote on the approval of the Merger and the transactions contemplated by the Merger Agreement at a special meeting that will be held on a date to be announced. The Boards of both Magellan and Tellurian have recommended that their stockholders approve the Merger.
As a condition to closing of the Merger, all directors of Magellan and each Magellan subsidiary must resign, except for any person(s) that might be designated by Tellurian. Further, the Merger Agreement provides that the directors of the combined company will be the three existing directors of Tellurian, and the two remaining directors will be appointed by Tellurian. It is anticipated that the Merger Agreement will be accounted for as a “reverse acquisition” and recapitalization since Tellurian will have control over the combined company through their post-Merger ownership of approximately 95.4% of the common stock of Magellan, majority representation on the combined company’s board of directors, and control of a majority of management positions of the combined company.
The Merger has been treated as a reverse acquisition, pursuant to which Tellurian is the accounting acquirer, and contemporaneously with the closing of the Merger, Tellurian is recapitalized through Magellan’s public company capital structure. Because Tellurian did not have material operations until January 1, 2016, the unaudited pro forma financial statements only include Tellurian’s historical financial results for that respective period. Tellurian’s predecessor, Parallax Services LLC (“Parallax” or the “Predecessor”), was acquired by Tellurian on April 9, 2016. The Predecessor historical financial results have been included for the periods prior to April 9, 2016 in the unaudited pro forma condensed statements of operations.
The following unaudited pro forma condensed consolidated combined financial statements reflect the combination of the historical consolidated results of Magellan, Tellurian, and Parallax on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on June 30, 2016 for pro forma condensed consolidated combined balance sheet purposes, and on January 1, 2015 for pro forma condensed consolidated combined statement of operations purposes:

•
Tellurian Equity Offerings. Four Tellurian equity offerings occurred subsequent to June 30, 2016. In aggregate, 13.5 million Tellurian shares of common stock, par value $0.001, were issued for $21.0 million in cash proceeds. Additional detail on the equity offerings is included in the “Notes to the Unaudited Condensed Consolidated Combined Pro Forma Financial Statements.”

•
Exchange Transaction and Weald Asset Transfer Agreement. The exchange transaction between Magellan and One Stone was signed on March 31, 2016, and closed on August 1, 2016. As a result, One Stone transferred to Magellan 100% of the outstanding shares of Magellan Series A Preferred Stock, in consideration for the assignment to and assumption by One Stone of 100% of the outstanding membership interests in Nautilus Poplar LLC, and 51% of the outstanding common units in Utah CO2 LLC (the “Exchange Transaction”). Refer to “Note 2 - One Stone Exchange” in Magellan’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the Securities and Exchange Commission on September 14, 2016 for additional information. The sale of the Weald Basin exploration licenses in the United Kingdom and the related settlement of litigation with Celtique, which was signed on June 10, 2016, was completed on August 11, 2016 (the “Weald ATA”). Refer to “Note 3 - Sale of Weald Basin Assets” in Magellan’s Annual Report for the fiscal year ended June 30, 2016 filed with the Securities and Exchange Commission on September 14, 2016 for additional information.

•
Merger Adjustments. Adjustments reflect the reincorporation and merger of Magellan and Tellurian by which Merger Sub will merge with and into Tellurian with Tellurian continuing as the surviving corporation and a direct wholly owned subsidiary of Magellan. Although Magellan is the legal acquirer, Tellurian is the accounting acquirer. Accordingly, the assets and liabilities of Magellan are recorded at their preliminary estimated fair values. The actual adjustments to the consolidated financial statements upon consummation of the Merger Agreement and allocation of the final purchase price will depend on a number of factors, including additional financial information available at such time, changes in the fair value of Magellan’s common stock transferred at the closing date, and changes in the estimated fair value of Magellan’s assets and liabilities as of the closing date. Accordingly, the final allocations of the Merger Agreement consideration and the effects of such allocations on the results of operations may differ materially from the preliminary allocations and unaudited pro forma combined amounts included herein.

The unaudited pro forma condensed consolidated combined balance sheet of the combined company is based on (i) the audited historical consolidated balance sheet of Magellan as of June 30, 2016 and (ii) the unaudited historical consolidated balance sheet of Tellurian as of June 30, 2016, and includes pro forma adjustments to give effect to the Tellurian Equity Offerings, the Exchange Transaction and Weald ATA, and Merger Adjustments as if they had occurred on June 30, 2016.
The unaudited pro forma condensed consolidated combined statements of operations of the combined company are based on (i) the unaudited historical consolidated statement of operations of Magellan for the twelve months ended December 31, 2015, (ii) the audited historical consolidated statement of operations of the Predecessor for the twelve months ended December 31, 2015, (iii) the unaudited historical consolidated statement of operations of Magellan for the six months ended June 30, 2016, (iv) the unaudited historical consolidated statement of operations of Tellurian for the six months ended June 30, 2016, (v) the audited historical consolidated statement of operations of the Predecessor for the period from January 1, 2016 through April 9, 2016, and (vi) the Tellurian Equity Offerings, the Exchange Transaction and Weald ATA, and Merger Adjustments as if they had occurred on January 1, 2015.
The unaudited pro forma data presented herein reflects events that are directly attributable to the described transactions, factually supportable, and as it relates to the unaudited pro forma condensed consolidated combined statements of operations, expected to have a continuing impact. The unaudited pro forma data presented herein also reflects certain assumptions which management believes are reasonable. Such pro forma data is not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated above, or the results of the combined company that may be achieved in the future. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual results may differ from the pro forma results indicated herein. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated combined financial statements.
The unaudited pro forma condensed consolidated combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or consolidated financial position of the combined company that would have been recorded had the Merger been completed as of the dates presented, and they should not be taken as representative of the expected future results of operations or financial position of the combined company. The unaudited pro forma condensed consolidated combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the operations of the combined company. Additionally, the unaudited pro forma statements of operations do not include non-recurring charges or credits, and the related tax effects, which result directly from the Merger.
The unaudited pro forma condensed consolidated combined financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of Magellan, as incorporated by reference to Magellan’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016 filed with the Securities and Exchange Commission on September 14, 2016, and Tellurian and the Predecessor,

as included in this proxy statement under “Financial Statements of Tellurian Investments Inc.” and “Financial Statements of Parallax Services LLC.”

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet As of June 30, 2016 ($ in thousands)
			Magellan
	Tellurian Historical	Tellurian Equity Offerings	Historical	Exchange Transaction and Weald ATA		Adjusted Historical	Merger Adjustments		Pro Forma Combined
		(a)	(b)				(j)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,391	$21,000	$1,680	$900	(c)	$2,711	$500		$32,739
		(10)		(467)	(d)		(3,853)	(k)
				598	(e)
Securities available-for-sale	—	—	601	941	(e)	1,542	259		1,801
Accounts receivable	122	—	16	—		16	—		138
Accounts receivable due related parties	124	—	—	—		—	—		124
Prepaid and other assets	1,064	—	2,087	—		2,087	—		3,151
Current assets held for sale	—	—	26,042	(24,929)	(f)	—	—		—
				(1,113)	(g)
Total current assets	13,701	20,990	30,426	(24,070)		6,356	(3,094)		37,953
PROPERTY AND EQUIPMENT, NET (SUCCESSFUL EFFORTS METHOD):
Unproved oil and gas properties	—	—	32	—		32	12,468		12,500
Wells in progress	—	—	337	—		337	—		337
Land, property, and equipment, net of accumulated depreciation	10,664	—	86	—		86	—		10,750
Net property and equipment	10,664	—	455	—		455	12,468		23,587
OTHER NON-CURRENT ASSETS:
Note receivable due from related party	251	—	—	—		—	—		251
Goodwill, net	1,190	—	500	—		500	(500)		21,024
							19,834
Other long-term assets	601	—	169	(150)	(h)	19	—		620
Total other non-current assets	2,042	—	669	(150)		519	19,334		21,895
TOTAL ASSETS	$26,407	$20,990	$31,550	$(24,220)		$7,330	$28,708		$83,435
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable, accrued and other liabilities	$6,015	$—	$3,617	$(174)	(i)	$3,443	$800		$10,258
Notes payable	1,000	—	783	(625)	(c)	158	—		1,158
Accounts payable due to related parties	363	—	—	—		—	—		363
Current liabilities held for sale	—	—	10,638	(9,969)	(f)	—	—		—
				(669)	(g)
Total current liabilities	7,378	—	15,038	(11,437)		3,601	800		11,779

Unaudited Pro Forma Condensed Consolidated Combined Balance Sheet As of June 30, 2016 ($ in thousands)
			Magellan
	Tellurian Historical	Tellurian Equity Offerings	Historical	Exchange Transaction and Weald ATA		Adjusted Historical	Merger Adjustments		Pro Forma Combined
		(a)	(b)				(j)
PREFERRED STOCK:
Series A convertible preferred stock	—	—	23,501	(23,501)	(f)	—	—		—
EQUITY:
Common Stock	87	14	70	—		70	(70)		1,392
							4	(k)
							(101)	(l)
							1,388	(l)
Treasury stock	—	—	(9,806)	—		(9,806)	9,806		—
Capital in excess of par value	42,412	20,986	94,069	1,525	(c)	103,692	(103,692)		105,841
	—	6,000		(467)	(d)		35,490
		(10)		8,541	(f)		2,250	(k)
				(150)	(h)		(69,388)	(l)
				174	(i)		68,101	(l)
Accumulated earnings (deficit)	(23,470)	(6,000)	(96,234)	1,539	(e)	(95,139)	95,139		(35,577)
				(444)	(g)		(6,107)	(k)
Accumulated other comprehensive income	—	—	4,912	—		4,912	(4,912)		—
Total (deficit) equity	19,029	20,990	(6,989)	10,718		3,729	27,908		71,656
TOTAL LIABILITIES, PREFERRED STOCK AND EQUITY	$26,407	$20,990	$31,550	$(24,220)		$7,330	$28,708		$83,435

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations for the six months ended June 30, 2016 ($ in thousands)
				Magellan
	Tellurian Historical 1/1/2016 to 6/30/2016	Parallax Historical 1/1/2016 to 4/9/2016	Tellurian Combined Historical	Historical	Exchange Transaction and Weald ATA		Adjusted Historical	Merger Adjustments		Pro Forma Combined
				(b)
Revenue, related party	$—	$31	$31	$—	$—		$—	$—		$31
Total revenues	—	31	31	—	—		—	—		31

OPERATING EXPENSES:
Operating expenses	14,505	—	14,505	—	—		—	(14,505)	(m)	—
Depreciation, depletion, amortization, and accretion	—	—	—	22	—		22	—		22
Exploration	—	—	—	32	—		32	—		32
Engineering	—	—	—	—	—		—	13,673	(m)	13,673
General and administrative	9,204	617	9,821	2,861	(52)	(i)	2,809	300	(n)	12,955
								25	(o)
Other operating expenses	—	52	52	—	—		—	832	(m)	884
Total operating expenses	23,709	669	24,378	2,915	(52)		2,863	325		27,566

INCOME (LOSS) FROM OPERATIONS	(23,709)	(638)	(24,347)	(2,915)	52		(2,863)	(325)		(27,535)

OTHER INCOME (EXPENSE):
Net interest expense	—	—	—	(4)	—		(4)	—		(4)
Gain on investment in securities	—	—	—	2,070	—		2,070	—		2,070
Other income	69	—	69	25			25	—		94
Total other income (expense), net	69	—	69	2,091	—		2,091	—		2,160

NET INCOME (LOSS) BEFORE INCOME TAXES	(23,640)	(638)	(24,278)	(824)	52		(772)	(325)		(25,375)
INCOME TAX (EXPENSE) BENEFIT	170	—	170	—	—		—	—		170
NET INCOME (LOSS)	(23,470)	(638)	(24,108)	(824)	52		(772)	(325)		(25,205)

NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST IN SUBSIDIARY	—	—	—	25	(25)	(p)	—	—		—

PREFERRED STOCK:
Preferred stock dividends	—	—	—	(945)	945	(f)	—	—		—
Adjustment of preferred stock to redemption value	—	—	—	4,206	(4,206)	(f)	—	—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(23,470)	$(638)	$(24,108)	$2,462	$(3,234)		$(772)	$(325)		$(25,205)

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations for the six months ended June 30, 2016 ($ in thousands)
				Magellan
	Tellurian Historical 1/1/2016 to 6/30/2016	Parallax Historical 1/1/2016 to 4/9/2016	Tellurian Combined Historical	Historical	Exchange Transaction and Weald ATA	Adjusted Historical	Merger Adjustments	Pro Forma Combined
LOSS PER COMMON SHARE:
Basic and diluted	$(0.46)							$(0.18)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS)
Basic and diluted	50,549							139,160	(l)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations for the twelve months ended December 31, 2015 ($ in thousands)
				Magellan
	Parallax Historical	Tellurian Equity Offerings		Historical	Exchange Transaction and Weald ATA		Adjusted Historical	Merger Adjustments		Pro Forma Combined
				(b)
Revenue	$1,375	$—		$—	$—		$—	$—		$1,375
Revenue, related party	311	—		—	—		—	—		311
Total revenues	1,686	—		—	—		—	—		1,686

OPERATING EXPENSES:
Depreciation, depletion, amortization, and accretion	—	—		106	—		106	—		106
Exploration	—	—		102	—		102	—		102
General and administrative	1,318	6,000	(a)	6,501	(174)	(i)	6,327	600	(n)	14,295
								50	(o)
Loss on sale of assets	—	—		316	—		316	—		316
Other operating expenses	263	—		—	—		—	—		263
Total operating expenses	1,581	6,000		7,025	(174)		6,851	650		15,082

INCOME (LOSS) FROM OPERATIONS	105	(6,000)		(7,025)	174		(6,851)	(650)		(13,396)

OTHER INCOME (EXPENSE):
Net interest expense	—	—		3	—		3	—		3
Amortization of deferred financing costs	—	—		1	—		1			1
Loss on investment in securities	—	—		(15,231)	—		(15,231)	—		(15,231)
Fair value revision of contingent consideration payable	—	—		1,888	—		1,888			1,888
Other income	—	—		198	—		198	—		198
Total other income (expense), net	—	—		(13,141)	—		(13,141)	—		(13,141)

NET INCOME (LOSS) BEFORE INCOME TAXES	105	(6,000)		(20,166)	174		(19,992)	(650)		(26,537)
INCOME TAX (EXPENSE) BENEFIT	—	—		—	—		—	—		—
NET INCOME (LOSS)	105	(6,000)		(20,166)	174		(19,992)	(650)		(26,537)

NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST IN SUBSIDIARY	—	—		265	(265)	(p)	—	—		—

PREFERRED STOCK:
Preferred stock dividends	—	—		(1,794)	1,794	(f)	—	—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$105	$(6,000)		$(21,695)	$1,703		$(19,992)	$(650)		$(26,537)

Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations for the twelve months ended December 31, 2015 ($ in thousands)
			Magellan
	Parallax Historical	Tellurian Equity Offerings	Historical	Exchange Transaction and Weald ATA	Adjusted Historical	Merger Adjustments	Pro Forma Combined
LOSS PER COMMON SHARE:
Basic and diluted							$(0.19)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS)
Basic and diluted							139,160	(l)

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated combined financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Combined Financial Statements
1. Basis of Presentation
The unaudited pro forma condensed consolidated combined balance sheet as of June 30, 2016 is based on the audited consolidated balance sheet of Magellan and the unaudited consolidated balance sheet of Tellurian as adjusted to reflect the following items as though they had occurred on June 30, 2016:

•	Tellurian Equity Offerings;

•	Exchange Transaction and Weald ATA; and

•	Merger Adjustments.
The unaudited pro forma condensed consolidated combined statement of operations for the twelve months ended December 31, 2015 is based on Magellan’s historical books and records and the Predecessor’s audited consolidated statement of operations for such period, with adjustments made to present such historical operations as if the Merger had occurred on January 1, 2015. The unaudited pro forma condensed consolidated combined statement of operations for the six months ended June 30, 2016 is based on Magellan’s and Tellurian’s unaudited consolidated statement of operations for such period and the Predecessor’s audited consolidated statement of operations for the period from January 1, 2016 through April 9, 2016, with adjustments made to present such historical operations as if the Merger had occurred on January 1, 2015.
2. Pro Forma Adjustments
The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated combined balance sheet and unaudited pro forma condensed consolidated combined statements of operations:

(a)	Adjustments to reflect the following Tellurian Investments equity offerings that occurred subsequent to June 30, 2016:

•	The purchase of 5.0 million shares of Tellurian Investments common stock, par value $0.001 and having an offering price of $10 million, on July 29, 2016 by a private investor.

•
The purchase of 4.5 million shares of Tellurian Investments common stock, par value $0.001 and having an offering price of $9 million, on August 30, 2016 by an investor that subsequently became an employee of the company.

•
The purchase of 2.0 million shares of Tellurian Investments common stock, par value $0.001 and having an offering price of $1 million, on September 14, 2016 by an employee of the company. Due to this offering, stock based compensation of $3.0 million would have been recorded assuming an estimated fair value at grant date of the common stock of $2.00 per share, which has been reflected as an adjustment in the unaudited pro forma financial statements. Tellurian Investments has not finalized its assessment of the fair value of the common stock at grant date. Assuming the fair value of the stock price increased or decreased by $1.00 and adjusting that price for the exchange ratio, stock-based compensation would have increased or decreased by $2.6 million.

•
The purchase of 2.0 million shares of Tellurian Investments common stock, par value $0.001 and having an offering price of $1 million, on September 23, 2016 by an employee of the company. Due to this offering, stock based compensation of $3.0 million would have been recorded assuming an estimated fair value at grant date of the common stock of $2.00 per share, which has been reflected as an adjustment in the unaudited pro forma financial statements. Tellurian Investments has not finalized its assessment of the fair value of the common stock at grant date. Assuming the fair value of the stock price increased or decreased by $1.00 and adjusting that price for the exchange ratio, stock-based compensation would have increased or decreased by $2.6 million.

•	Transaction costs incurred of $0.01 million. The transaction costs were directly attributable to the equity offerings noted above.

(b)
The fiscal year end of Magellan, which is June 30, has been conformed to the fiscal year end of Tellurian, which is December 31, for the purpose of presenting pro forma condensed consolidated combined financial statements, pursuant to Rule 11-02(c)(3) of Regulation S-X, because the two fiscal years are separated by more than 93 days. In order to conform Magellan’s fiscal year end to that of Tellurian, Magellan’s unaudited historical statements of operations presented in the unaudited condensed consolidated combined pro forma financial statements have been derived from the accounting records of Magellan. No adjustments were required to conform Magellan’s audited historical consolidated balance sheet as of June 30, 2016.

(c)
Adjustments to reflect the cash amount (as defined in the Exchange Transaction agreement) of $0.9 million, which was paid to Magellan at closing of the Exchange Transaction and takes into account the $0.6 million that Magellan borrowed from One Stone on April 15, 2016 under a Secured Promissory Note. The cash amount represents the loss from operations of Nautilus Poplar LLC from the September 30, 2015 effective date of the Exchange Transaction, adjusted for certain transaction costs and other amounts paid by Magellan prior to closing.

(d)	Adjustments to reflect the transaction costs related to the Exchange Transaction of $0.5 million, which were paid at closing on August 1, 2016.

(e)	Adjustments to reflect the pro forma effect of the cash proceeds of $0.6 million and the $0.9 million value of the 50.9 million shares of UKOG received at closing of the Weald ATA on August 11, 2016.

(f)
Adjustments to reflect the elimination of the assets and liabilities held for sale of Nautilus Poplar LLC and Utah CO2 LLC and the elimination of the preferred stock, related dividends and adjustments to redemption value related to the Exchange Transaction.

(g)	Adjustments to reflect the pro forma effects of the elimination of the assets and liabilities held for sale related to the Weald ATA.

(h)	Adjustments to reflect the pro forma effect of the removal of collateral held by Magellan for certain surety bonds that were transferred to One Stone at closing of the Exchange Transaction.

(i)	Adjustments to reflect the pro forma effect of the removal of accrued director fees for the One Stone directors, which were forgiven at the closing of the Exchange Transaction.

(j)
Unless otherwise noted, adjustments to reflect the elimination of Magellan’s total equity, the estimated value of consideration to be paid in the Merger and to adjust, where required, the historical book values of Magellan’s assets and liabilities as of June 30, 2016 to the preliminary estimated fair value, in accordance with the acquisition method of accounting. The preliminary valuations were determined as of September 23, 2016 and, where applicable, are based on the 15-day volume weighted average share price of Magellan’s common stock. At Merger closing, the fair value of the consideration given and assets and liabilities acquired will be determined based on the underlying fair values as of that date.

The estimated fair value of the consideration to be transferred, assets acquired, and liabilities assumed is described below (in thousands):

Purchase Consideration:
Common stock (1)	$33,964
Stock options exercisable (2)	1,502
Restricted stock (3)	24
Net purchase consideration to be allocated	$35,490

Estimated Fair Value of Assets Acquired(4):
Cash	$3,211
Securities available for sale	1,801
Other current assets	2,103
Unproved properties	12,500
Wells in progress	337
Land, buildings and equipment, net	86
Other long-term assets	19
Total assets acquired	20,057

Estimated Fair Value of Liabilities Assumed:
Accounts payable, accrued and other liabilities	4,243
Notes payable	158
Total liabilities assumed	4,401

Total net assets acquired	15,656

Goodwill as a result of the Merger	$19,834

(1)
5.9796 million shares of Magellan common stock were effectively transferred in connection with the Merger. Those shares were valued at $5.68 per share, which was Magellan’s 15-day volume weighted average share price.

(2)	Magellan’s 0.47 million stock options were valued using the Black-Scholes model.

(3)
0.004 million restricted shares will vest as a result of the change-in-control event. Those restricted shares were valued at $5.68 per share, which was Magellan’s 15-day volume weighted average share price.

(4)	Includes a $21.1 million deferred tax asset, with an offsetting $21.1 million valuation allowance.

(k)
Adjustments to reflect approximately $1.28 million in employee severance and retention costs and $4.83 million in legal and advisory transaction fees directly related to the Merger that were not reflected in the historical financial statements. $2.25 million of the legal and advisory costs are payable to Petrie in approximately 0.4 million shares as a success fee related to the Merger. As these costs are non-recurring in nature, they have only been reflected within the pro forma balance sheet.

(l)
Adjustments to reflect the recapitalization of Magellan upon closing of the Merger, after which, approximately 139.2 million shares of common stock with a par value of $0.01 per share will be outstanding. In accordance with the acquisition method of accounting, Tellurian’s existing common stock and capital in excess of par value, including amounts presented for the Tellurian Equity Offerings, less the par value of the combined company’s common stock outstanding subsequent to the Merger (excluding shares attributable to the Petrie success fee) will be reclassified to capital in excess of par value of the combined company. The effects of the 0.4 million shares attributable to the Petrie success fee have been adjusted for in footnote (k) above. Additionally, Tellurian Investments' accumulated deficit will be carried forward to the accumulated deficit of the combined company subsequent to the Merger. A reconciliation of the pro forma adjustment to capital in excess of par of the combined company is included below.

Calculation of adjustment to capital in excess of par to reclassify Tellurian equity:

Tellurian common stock [1]	$101
Tellurian capital in excess of par [1]	69,388
Total Tellurian common stock and capital in excess of par	69,489

Less par value of the combined company's shares outstanding subsequent to the Merger	(1,388)
Adjustment to capital in excess of par	$68,101

[1] Represents the total of the amounts presented in Tellurian Historical and Tellurian Equity Offerings
A reconciliation of Magellan common shares outstanding as of June 30, 2016 to the combined company’s common stock outstanding following the Merger is included below.

Magellan common stock outstanding as of June 30, 2016	5,880
Magellan common stock to be issued to Tellurian as a result of the Merger[1]	132,770
Directors' awards	100
Petrie success fee shares	410
Total common stock of the combined company outstanding subsequent to the Merger	139,160

Total Tellurian shares of common stock outstanding as of June 30, 2016 [1]	88,631
Total shares subsequently issued in Tellurian Equity Offerings	13,500
Total Tellurian shares of common stock prior to consummating the Merger	102,131
Exchange of each Tellurian share of common stock outstanding as of June 30, 2016, for 1.3 shares of Magellan common stock	1.3
Magellan common stock to be issued to Tellurian as a result of the Merger	132,770

[1] Reconciliation of Magellan common stock to be issued to Tellurian.

(m)
Adjustments to conform the financial statement presentation of Tellurian Investments to that of Magellan. Tellurian Investments' operating expenses in the unaudited condensed consolidated combined statement of operations for the six months ended June 30, 2016 has been disaggregated and reclassified into the engineering expense and other operating expenses line items.

(n)
Adjustments to reflect the pro forma effect of an increase in compensation expense associated with the addition of three new directors. The addition of the new directors was directly attributable to the Merger.

(o)	Adjustments to reflect the incremental salary of an employee of Magellan that will be retained as an employee of the combined company as a direct result of the Merger.

(p)	Adjustments to reflect the pro forma effect related to the Exchange Transaction of the elimination of the non-controlling interest in Utah CO2 LLC.